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                                                    Exhibit 21

                          List of Subsidiaries

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

Name of Subsidiary                      State of Incorporation
------------------                      ----------------------
Lodestar Energy, Inc.                        Delaware

Eastern Resources, Inc.                      Kentucky

Industrial Fuels Minerals Company            Michigan

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